STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE





                  I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FOCUS SURGERY, INC.", CHANGING ITS NAME FROM "FOCUS SURGERY, INC." TO "MENLO ACQUISITION CORPORATION", FILED IN THIS OFFICE ON THE FOURTH DAY OF FEBRUARY A.D. 1997, AT 9 O'CLOCK A.M.


                                     SEALED





                                         /s/Edward J. Freel
                                          Edward J. Freel, Secretary of State



2313347     8100
981104690
                                          AUTHENTICATION:  8981528
                                                 DATE:    03-19-98

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                               FOCUS SURGERY, INC.


         FOCUS Surgery, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

         FIRST: That at a meeting of the Board of Directors of FOCUS Surgery, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


         RESOLVED, that the Amended and Restated Certificate of Incorporation of the corporation be amended by striking Article I in its entirety and replacing therefor:

                                   Article I

         The name of this corporation is MENLO Acquisition Corporation (the "Corporation").


         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.





















                                                             STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM  02/04/1997
                                                           971036353 - 2313347